Independent Auditors' Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement No. 33-79482 of American Century Strategic Asset Allocations, Inc. on Form N-1A of our reports dated January 19, 1999, appearing in the respective Annual Reports of the three funds comprising American Century Strategic Asset Allocations, Inc., for the year ended November 30, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.



Kansas City, Missouri
March 29, 1999